UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2008
IDEARC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32939	20-5095175
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2200 West Airfield Drive, DFW Airport, Texas 75261
(Address of Principal Executive Offices)
(972) 453-7000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 4, 2008, the Board of Directors (“Board”) of Idearc Inc. (“Company”) approved the Idearc Inc. 2008 Incentive Compensation Plan (“Plan”), subject to the approval by the Company’s stockholders. The Board approved the Plan upon the recommendation of the Human Resources Committee (“Committee”) of the Board. On May 1, 2008, the Company’s stockholders approved the Plan as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 14, 2008 (“2008 Proxy Statement”).
     The Plan will be administered by the Committee. The Company’s executive officers, other employees and non-management directors are eligible to participate in the Plan. The Plan provides for awards of restricted stock and restricted stock units, performance shares and performance share units, stock options, stock appreciation rights, deferred stock units, other stock-based awards and performance-based cash incentive awards.
     The Company is authorized to issue up to 12 million shares of common stock under the Plan, subject to adjustment for certain capital changes. Under the Plan, no more than 2 million shares of common stock may be covered by stock-based awards granted to any participant in a calendar year, and no more than $10 million may be earned by a participant in a calendar year under a performance-based cash incentive award.
     The Committee may establish conditions based on performance measures set forth in the Plan for awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. The performance measures may be based on Company-wide performance or performance of a business unit, department, function or subsidiary of the Company. The performance measures may include a comparison of the Company’s performance as measured against the performance of a group of comparator companies, a published or special index or a stock market index. The Committee may allow for adjustments to performance measures for specified events set forth in the Plan to the extent allowed by Section 162(m).
     In the event of a change in control of the Company, all outstanding awards will be assumed and converted into an alternative award by the acquiring company. If the outstanding award is not assumed and converted, it will generally become fully vested immediately before the change in control, and the award will be payable in full.
     As previously announced in the 2008 Proxy Statement, we will issue no more than 350,000 shares under the Company’s prior incentive plan, the Idearc Inc. Long Term Incentive Plan, after December 31, 2007, for new awards and dividend equivalents under outstanding awards. As of the date of this report, approximately 215,000 of these 350,000 shares have been issued.
     The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Idearc Inc. 2008 Incentive Compensation Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, filed on April 30, 2008).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.
By:	/s/ Cody Wilbanks
Cody Wilbanks
Acting Executive Vice President - General Counsel

Date: May 2, 2008

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